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                                                                    Exhibit 21.2

SUBSIDIARIES OF ALLIANCE LAUNDRY HOLDINGS INC.

Name of Subsidiary                                     Place of Incorporation
------------------                                     ----------------------
Alliance Laundry Systems LLC                           Delaware
Alliance Laundry Equipment Receivables Trust 2002-A    Delaware
Alliance Laundry Equipment Receivables 2002 LLC        Delaware